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                                                              EXHIBIT 10.19

                          MILLER OIL CORPORATION
                          3104 LOGAN VALLEY ROAD
                    TRAVERSE CITY, MICHIGAN 49685-0348




                                         April 1, 1999
Mr. Gene Miller
Eagle Investments, Inc.
3104 Logan Valley Road
Traverse City, Michigan 49684

Dear Gene:

          As you are aware, under the Second Amendment to Credit Agreement of even date herewith (the "Second Amendment"), by and among Miller Oil Corporation (the "Company"), Miller Exploration Company ("MEXP"), each of the Lenders signatory or which may become signatory to a certain Credit Agreement, dated as of February 9, 1998, as amended by the First Amendment to Credit Agreement dated as of June 2, 1998 (the "Credit Agreement"), and Bank of Montreal as agent for Lenders under the Credit Agreement, the Company is obligated to make two payments of $3,000,000 each, on May 1 and May 31 respectively (the "May Payments"), to the Lenders, which payments will reduce the Aggregate Maximum Credit Amounts pro rata to each Lender based on its Percentage Share.

          Because Eagle owns an interest in Miller Exploration Company, the parent of the Company, and consequently will derive benefit from the arrangements contemplated by the Second Amendment, we understand that Eagle Investments, Inc. ("Eagle") is willing to agree that, to the extent, and only to the extent, that the Company is unable to make the May Payments, it will purchase up to six million dollars ($6,000,000) in assets of the Company, to the extent, and only to the extent, necessary to provide the Company with cash sufficient to make the May Payments, on the terms and conditions set forth below.

     1. As of April 1, 1999, Eagle commits to purchase up to a maximum of six million dollars ($6,000,000) of Company leasehold, producing properties and/or prospects (collectively, the "Assets"), and to assume any obligations under existing joint operating agreements, participation agreements and any other agreements relating to the Assets.

     2. The Company will represent and warrant that the purchase price of any such Assets purchased by Eagle will represent fair market value as determined by an independent appraisal of such Assets or the actions or



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inactions of one or more qualified industry participants with respect to such Assets.

     3. The Company will represent and warrant on the date of sale that, subject to the rights of the Lenders under the Credit Agreement and any liens arising thereunder, it has the absolute right to sell the Assets and will defend and indemnify Eagle, its successors and assigns, with respect to title to the same.

     4. All sales of Assets will be subject to the approval of the outside directors of MEXP, and a copy of the resolutions approving such sales will be provided to Eagle.

     5. The Company will have the absolute right to repurchase, on or before December 31, 1999, all of the Assets purchased by Eagle in accordance with the terms of the Credit Agreement as amended by the Second Amendment, subject only to the consent of the Lenders to the extent such consent is required by the Credit Agreement as amended by the Second Amendment. The Assets cannot be repurchased individually, and must be repurchased in their entirety excepting those Assets where drilling operations have begun. The repurchase price for such Assets will be the purchase price paid by Eagle plus interest at the prime rate announced from time to time by Bank of Montreal.

     6. All sales of Assets to Eagle made at any time through December 31, 1999 shall be on terms no less favorable than those offered to unrelated third parties.

     7. The Company will provide a recordable assignment of all Assets purchased by Eagle, and a discharge of mortgage and release of lien executed on behalf of the Lenders in a form acceptable to Eagle.

     8. Eagle warrants and represents to the Company that (i) all financial statements and other information concerning it which have been furnished to the Company and its auditors are true and correct in all material respects; (ii) the execution, delivery, and performance by Eagle of its obligations under this letter agreement will not violate any law, rule, judgment, order, agreement, or instrument binding it, nor require the approval of any public authority or other third party; and (iii) this letter agreement constitutes the valid and binding obligations of Eagle and is enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights and by general principles of equity.

     9. This letter agreement and the rights and obligations of the parties shall be governed by and interpreted in accordance with the laws of the State of Michigan, without giving effect to principles of conflicts of laws.


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     10.     This letter agreement contains the entire agreement between the undersigned and the Company with respect to the subject matter hereof. There are no promises, terms, conditions, or obligations other than those contained herein.

     11. This letter agreement may not be modified except by writing signed by the party to be charged. Any notices or communications required or permitted under this letter agreement shall be in writing and shall be deemed given when served either personally or by certified United States mail (postage prepaid), or by overnight express courier, addressed to Eagle or to the Company at its address set forth on the first page of this letter agreement, or to such other place as either party shall designate by notice served upon the other party in accordance with this Paragraph.

     12. This letter agreement shall be binding upon and shall inure to the benefit of the Company and Eagle and their respective successors and assigns.

     13. This letter agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement. Facsimile signatures may be relied upon as originals.

            Please indicate your agreement to the terms of this letter agreement by signing a copy of this letter on the line provided and returning it to the undersigned.

                                        Very truly yours,
                                        MILLER OIL CORPORATION


                                        /S/ KELLY E. MILLER
                                        Kelly E. Miller, President


Agreed to and accepted as of the 1st day of April, 1999
EAGLE INVESTMENTS, INC.


/S/ C.E. MILLER
Name:
Title: